EFFECTIVE December 24 2007 MOL
MAGYAR OLAJES GAZIPARI
RESZVENYTARSASAG AMERICAN
DEPOSITARY SHARE ADS RATIO
CHANGED FROM 11 ONE ADS
EQUALING ONE ORDINARY SHARE TO
21 TWO ADSs EQUALING ONE
ORDINARY SHARES.

EXHIBIT A
No.
American Depositary Shares each American
Depositary Share represents one deposited
Share
      THE DEPOSITARY HAS BEEN
ADVISED BY HUNGARIAN COUNSEL
THAT COURTS IN HUNGARY MAY
NOT RECOGNIZE OR ENFORCE
JUDGMENTS OBTAINED IN THE
FEDERAL COURTS OF THE UNITED
STATES OF AMERICA OR THE
COURTS OF THE STATE OF NEW
YORK.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SERIES A ORDINARY SHARES
PAR VALUE HUF 1000 PER SHARE
OF
MOL MAGYAR OLAJES GAZIPARI
RESZVENYTARSASAG
INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF HUNGARY

            The Bank of New York as
depositary herein called the Depositary
hereby certifies thator registered assigns IS
THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited series A ordinary shares herein called Shares of MOL
MAGYAR OLAJES GAZIPARI
RESZVENYTARSASAG incorporated
under the laws of the Republic of Hungary herein called the Company. At the date hereof each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement as such term is hereinafter defined at the principal Budapest office of HVB Bank herein called the Custodian. The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street
New York N.Y. 10286 and its principal
executive office is located at One Wall
Street New York N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET NEW YORK
N.Y. 10286


1. THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue herein called
Receipts all issued and to be issued upon the
terms and conditions set forth in the
Amended and Restated Deposit Agreement
dated as of June 20 2006 as the same may be
amended from time to time in accordance
with its terms the Deposit Agreement by and
among the Company the Depositary and all
Owners and Beneficial Owners from time to
time of Receipts issued thereunder each of
whom by accepting a Receipt or any interest
therein agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities property and cash
from time to time received in respect of such
Shares and held thereunder such Shares
securities property and cash are herein called
Deposited Securities.  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt and upon payment of the fee of
the Depositary provided in this Receipt and
subject to the terms and conditions of the
Deposit Agreement the Owner hereof is
entitled to delivery to him or upon his order
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of a certificates in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer and b any other securities property
and cash to which such Owner is then
entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.TRANSFERS SPLITUPS AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations if any as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts or may be combined with other
such Receipts into one Receipt evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery registration of
transfer splitup combination or surrender of
any Receipt or withdrawal of any Deposited
Securities the Depositary the Custodian or
Registrar may require payment from the
depositor of the Shares or the presentor of
the Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn and payment
of any applicable fees as provided in this
Receipt may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt including without limitation this
Article 3.
            The delivery of Receipts
against deposit of Shares generally or
against deposit of particular Shares may be
suspended or the transfer of Receipts in
particular instances may be refused or the
registration of transfer of outstanding
Receipts generally may be suspended during
any period when the transfer books of the
Depositary are closed or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission or under
any provision of the Deposit Agreement or
this Receipt or for any other reason.
            The Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares that would
be required to be registered under the
provisions of the Securities Act for the
public offer and sale thereof in the United
States unless a registration statement is in
effect as to such Shares for such offer and
sale.
            The Depositary will comply
with written instructions of the Company
that the Depositary shall not accept for
deposit any Shares  identified in such
instructions at such times and under such
circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with the
securities laws in the United States.
            Without limiting the
foregoing Shares that the Depositary
believes have been withdrawn from a
restricted depositary receipt facility
established or maintained by a depositary
bank including any such other facility
maintained by the Depositary may be
accepted for deposit under the Deposit
Agreement only if those Shares are not
restricted securities within the meaning of
Rule 144a3 under the Securities Act and the
Depositary may as a condition of accepting
those Shares for deposit thereunder require
the person depositing those Shares to
provide the Depositary with a certificate to
the foregoing effect.
            Notwithstanding anything to
the contrary in the Deposit Agreement or the
Receipts the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject
only to i temporary delays caused by closing
the transfer books of the Depositary or the
Company or the deposit of Shares in
connection with voting at a shareholders
meeting or the payment of dividends ii the
payment of fees taxes and similar charges
and iii compliance with any U.S. or foreign
laws or governmental regulations relating to
the Receipts or to the withdrawal of the
Deposited Securities.
4.LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby such tax or
other governmental charge shall be payable
by the Owner or Beneficial Owner hereof to
the Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made and may withhold any
dividends or other distributions or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.WARRANTIES ON DEPOSIT OF
SHARES AND TRANSFER AND
SURRENDER OF RECEIPTS.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Shares and each certificate therefor
if applicable are validly issued fully paid
nonassessable and were not issued in
violation of any preemptive or similar rights
of the holders of outstanding Shares and that
the person making such deposit is duly
authorized to do so. In addition every person
depositing Shares taking delivery of or
transferring Receipts or surrendering
Receipts and withdrawing Shares under the
Deposit Agreement shall be deemed thereby
on behalf of itself or if it is a broker or other
intermediary acting for the account of a
customer on behalf of that customer to i
represent and warrant that no person
acquiring beneficial ownership of American
Depositary Shares or Shares as a result of
that deposit transfer or surrender as the case
may be will after giving effect that
transaction beneficially own American
Depositary Shares other depositary shares
representing Shares or shares in the
Company that together with any other
American Depositary Shares other
depositary shares representing Shares or
shares in the Company beneficially owned
by any Shareholder Group of which that
person is a member  that would represent
more than any percentage of the share
capital of the Company excluding nonvoting
shares if any the beneficial ownership of
which is restricted under applicable
Hungarian law or the articles of association
or similar document of the Company and ii
acknowledge that the Company has advised
the Depositary that as of the date of the
Deposit Agreement that percentage was 25
percent.  All representations and warranties
required by Section 3.03 of the Deposit
Agreement shall survive the deposit of
Shares delivery of Receipts and surrender of
Receipts and withdrawal of Deposited
Securities.
6.FILING PROOFS CERTIFICATES
AND OTHER INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence exchange control approval or such
information relating to the registration on
the books of the Company or the Foreign
Registrar if applicable to execute such
certificates and to make such representations
and warranties as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in the Republic of
Hungary that is then performing the function
of the regulation of currency exchange.
7.CHARGES OF DEPOSITARY.
            The Company agrees to pay
the fees reasonable expenses and
outofpocket charges of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued including without limitation
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement or by Owners as
applicable 1 taxes and other governmental
charges 2 such registration fees as may from
time to time be in effect for the registration
of transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement 3 such
cable telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement 4 such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement 5 a fee of 5.00 or
less per 100 American Depositary Shares or
portion thereof for the execution and
delivery of Receipts pursuant to
Section 2.03 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement 6 a fee of .02 or less per
American Depositary Share or portion
thereof for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement 7 a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities for purposes of
this clause 7 treating all such securities as if
they were Shares but which securities are
instead distributed by the Depositary to
Owners 8  in addition to any fee charged
under clause 6 a fee of .02 or less per
American Depositary Share or portion
thereof for depositary services which will
accrue on the last day of each calendar year
and will be payable as provided in clause 9
below and 9 any other charges payable by
the Depositary any of the Depositarys agents
including the Custodian or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.06 of the Deposit Agreement and shall be
collected at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions.
            The Depositary subject to
Article 8 hereof may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.PRERELEASE OF RECEIPTS.
            Notwithstanding Section 2.03
of the Deposit Agreement the Depositary
may unless requested in writing by the
Company to cease doing so execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement a PreRelease.  The
Depositary may pursuant to Section 2.05 of
the Deposit Agreement deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased whether or not
such cancellation is prior to the termination
of such PreRelease or the Depositary knows
that such Receipt has been PreReleased.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be a preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person or its
customer owns the Shares or Receipts to be
remitted as the case may be b at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate c terminable by the Depositary
on not more than five 5 business days notice
and d subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares
represented by American Depositary Shares
which are outstanding at any time as a result
of PreReleases will not normally exceed
thirty percent 30% of the Shares deposited
under the Deposit Agreement provided
however that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems reasonably
appropriate.
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York provided however that the
Depositary notwithstanding any notice to the
contrary may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any owner of a Receipt unless
that owner is the Owner of that Receipt.
10.VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and if a
Registrar for the Receipts shall have been
appointed countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.AVAILABLE INFORMATION
INSPECTION OF TRANSFER BOOKS.
            The Company currently
furnishes the Securities and Exchange
Commission hereinafter called the
Commission with certain public reports and
documents required by foreign law or
otherwise under Rule 12g32b under the
Securities Exchange Act.  Those reports and
documents will be available for inspection
and copying by Owners and Beneficial
Owners at the public reference facilities
maintained by the Commission located at
100 F Street N.E. Washington D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports notices and other communications
including any proxy soliciting material
received from the Company which are both
a received by the Depositary as the holder of
the Deposited Securities and b made
generally available to the holders of such
Deposited Securities by the Company.  If
requested in writing by the Company the
Depositary will also as promptly as
practicable send to Owners of Receipts
copies of such reports when furnished by the
Company pursuant to the Deposit
Agreement.  Any such reports notices and
other communications including any such
proxy soliciting material furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books at its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.DIVIDENDS AND DISTRIBUTIONS.
            Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities the
Depositary will if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States and subject to the
Deposit Agreement convert such dividend or
distribution into dollars and will distribute
the amount thus received net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement to
the Owners of Receipts entitled thereto
provided however that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01 4.03
or 4.04 of the Deposit Agreement the
Depositary will cause the securities or
property received by it to be distributed as
promptly as practicable to the Owners
entitled thereto in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution provided however that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto or if for
any other reason the Depositary deems such
distribution not to be feasible the Depositary
may after consultation with the Company to
the extent practicable adopt such method as
it may reasonably deem equitable and
practicable for the purpose of effecting such
distribution including but not limited to the
public or private sale of the securities or
property thus received or any part thereof
and the net proceeds of any such sale net of
the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement will be distributed by the
Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  No distribution
under  Section 4.02 of the Deposit
Agreement shall be unreasonably delayed by
any action of the Depositary or any of its
agents.  The Depositary may withhold any
distribution of Securities under Section 4.02
of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that the distribution does not
require registration under the Securities Act.
            If any distribution consists of
a dividend in or free distribution of Shares
the Depositary may and shall if the
Company so requests in writing distribute as
promptly as practicable to the Owners of
outstanding Receipts entitled thereto
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement.  No distribution
under Section 4.03 of the Deposit
Agreement shall be unreasonably delayed by
any action of the Depositary or any of its
agents.  In lieu of delivering Receipts for
fractional American Depositary Shares in
any such case the Depositary will use
reasonable efforts to sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not so
distributed each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
            In the event that the
Depositary determines that any distribution
in property including Shares and rights to
subscribe therefor is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold the
Depositary may by public or private sale
dispose of all or a portion of such property
including Shares and rights to subscribe
therefor in such amounts and in such manner
as the Depositary deems necessary and
practicable to pay any such taxes or charges
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of
Receipts entitled thereto as promptly as
practicable in proportion to the number of
American Depositary Shares held by them
respectively.
13.RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature the
Depositary after consultation with the
Company to the extent practicable shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or if by
the terms of such rights offering or for any
other reason the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary  reasonably determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners the
Depositary may distribute to any Owner to
whom it reasonably determines the
distribution to be lawful and feasible in
proportion to the number of American
Depositary Shares held by such Owner
warrants or other instruments therefor in
such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner hereunder the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that a the Company has elected
in its sole discretion to permit such rights to
be exercised and b such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments the Depositary
shall on behalf of such Owner exercise the
rights and purchase the Shares and the
Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner provided however
that the Depositary shall have no obligation
to effect such exercise or purchase unless it
shall have received a duly executed and
completed written certification in
substantially the form attached as Annex I to
the Deposit Agreement by or on behalf of
the person who will be the beneficial owner
of Shares to be so purchased.  As agent for
such Owner the Depositary will cause the
Shares so purchased to be deposited
pursuant to Section 2.02 of the Deposit
Agreement and shall pursuant to
Section 2.03 of the Deposit Agreement
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of Section 4.04 of the
Deposit Agreement such Receipts shall be
legended in accordance with applicable
United States laws and shall be subject to
the appropriate restrictions on sale deposit
cancellation and transfer under those laws.
            If the Depositary reasonably
determines in its discretion that it is not
lawful and feasible to make such rights
available to all or certain Owners it may
after consultation with the Company to the
extent practicable and shall if the Company
so requests in writing use reasonable efforts
to sell the rights warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available and allocate the net proceeds of
such sales net of the fees and expenses of
the Depositary as provided in Section 5.09
of the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement for the
account of such Owners otherwise entitled
to such rights warrants or other instruments
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
            The Depositary will not offer
rights to Owners unless both the rights and
the securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to all Owners or are registered under the
provisions of such Act provided that nothing
in the Deposit Agreement shall create any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments notwithstanding that there has
been no such registration under the
Securities Act the Depositary shall not effect
such distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon which
the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or
the Custodian shall receive foreign currency
by way of dividends or other distributions or
the net proceeds from the sale of securities
property or rights and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States the
Depositary shall as promptly as practicable
convert or cause to be converted by sale or
in any other manner that it may determine
such foreign currency into Dollars and such
Dollars shall as promptly as practicable be
distributed to the Owners entitled thereto or
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars then to
the holders of such warrants or instruments
upon surrender thereof for cancellation.
Such distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof the Depositary shall file such
application for approval or license if any as
it may deem desirable.
            If at any time the Depositary
or the Custodian shall determine that in its
judgment any foreign currency received by
the Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States or if
any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary the Depositary may distribute the
foreign currency or an appropriate document
evidencing the right to receive such foreign
currency received by the Depositary to or in
its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of the Owners entitled to receive the same.
            If any such conversion of
foreign currency in whole or in part cannot
be effected for distribution to some of the
Owners entitled thereto the Depositary may
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled thereto.
15.RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made or whenever rights shall be
issued with respect to the Deposited
Securities or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share or whenever the
Depositary shall find it necessary or
convenient the Depositary shall after
notifying the Company fix a record date
which shall be the same as or as near as
practicable to any corresponding record date
set by the Company a for the determination
of the Owners of Receipts who shall be
i entitled to receive such dividend
distribution or rights or the net proceeds of
the sale thereof ii entitled to give
instructions for the exercise of voting rights
at any such meeting or iii responsible for
any fees or charges assessed by the
Depositary pursuant to the Deposit
Agreement or b on or after which each
American Depositary Share will represent
the changed number of Shares subject to the
provisions of the Deposit Agreement.
16.VOTING OF DEPOSITED
SECURITIES.
            Upon receipt from the
Company of notice of any meeting or
solicitation of proxies or consents of holders
of Shares or other Deposited Securities  the
Depositary shall  if requested in writing by
the Company as soon as practicable
thereafter mail to the Owners of Receipts a
notice the form of which notice shall be
submitted to the Company for review if
practicable which shall contain a such
information as is contained in such notice of
meeting received by the Depositary from the
Company b a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled subject
to any applicable provision of Hungarian
law and of the articles of association or
similar document of the Company to instruct
the Depositary as to the exercise of the
voting rights if any pertaining to the amount
of Shares or other Deposited Securities
represented by their respective American
Depositary Shares and c a statement as to
the manner in which instructions may be
given including an express indication that if
the Depositary does not receive instructions
it may deem instructions to have been given
under the last sentence of this paragraph to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of a Receipt on
the record date set by the Depositary
received on or before the date established by
the Depositary for the purpose the
Depositary shall endeavor in so far as
practicable subject to any applicable
provision of Hungarian law and of the
articles of association or similar document
of the Company to vote or cause to be voted
the amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by that Receipt
in accordance with the instructions set forth
in that request.    However the Depositary
shall not act upon any such written request
of an Owner of a American Depositary
Share as to the exercise of voting rights in
respect of the Shares or other Deposited
Securities represented by such American
Depositary Share unless such Owner shall
have provided to the Depositary a duly
executed and completed written certification
in substantially the form attached as Annex
II hereto on behalf of the Beneficial Owner
of such American Depositary Share.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to
Deposited Securities other than in
accordance with instructions received from
Owners or deemed received under the
following sentence.  If i the Company made
a request to the Depositary as contemplated
by the first sentence of this paragraph and
notified the Depositary of the meeting or
solicitation and of the details of the matters
to be voted on at least 20 days before the
meeting or date for giving proxies or
consents and ii  no instructions are received
by the Depositary from an Owner with
respect to an amount of Deposited Securities
represented by the American Depositary
Shares evidenced by that Owners Receipts
on or before the date established by the
Depositary for that purpose the Depositary
shall deem that Owner to have instructed the
Depositary to give and the Depositary shall
give a discretionary proxy to a person
designated by the Company with respect to
that amount of Deposited Securities except
that  that such instruction shall not be
deemed to have been given and the
Depositary shall not give a discretionary
proxy with respect to any matter as to which
the Company informs the Depositary and the
Company agrees to provide that information
as promptly as practicable in writing if
applicable that x the Company does not wish
to receive a discretionary proxy y substantial
opposition exists or z the matter materially
and adversely affects the rights of holders of
Shares.
            There can be no assurance
that Owners generally or any Owner in
particular will receive the notice described
in the preceding paragraph sufficiently prior
to the instruction date to ensure that the
Depositary will vote the Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply upon any change in
nominal value change in par value splitup
consolidation or any other reclassification of
Deposited Securities or upon any
recapitalization reorganization merger or
consolidation or sale of assets affecting the
Company or to which it is a party any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement and American Depositary Shares
shall thenceforth represent in addition to the
existing Deposited Securities the right to
receive the new Deposited Securities so
received in exchange or conversion unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may after consultation with the
Company to the extent practicable and shall
if the Company so requests in writing
execute and deliver additional Receipts as in
the case of a dividend in Shares or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors employees agents or affiliates shall
incur any liability to any Owner or
Beneficial Owner if by reason of any
provision of any present or future law or
regulation of the United States or any other
country or of any other governmental or
regulatory authority or by reason of any
provision present or future of the articles of
association or similar document of the
Company or by reason of any provision of
any securities issued or distributed by the
Company or any offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control the Depositary or the
Company shall be prevented delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed nor shall the Depositary
or the Company or any of their respective
directors employees agents or affiliates incur
any liability to any Owner or Beneficial
Owner of a Receipt by reason of any
nonperformance or delay caused as
aforesaid in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed or by reason of any
exercise of or failure to exercise any
discretion provided for in the Deposit
Agreement.  Where by the terms of a
distribution pursuant to Section 4.01 4.02 or
4.03 of the Deposit Agreement or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement such
distribution or offering may not be made
available to Owners of Receipts and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners then the Depositary shall not
make such distribution or offering and shall
allow any rights if applicable to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in prosecute or defend any action suit
or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts on behalf of any Owner Beneficial
Owner or other person and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel
accountants any person presenting Shares
for deposit any Owner or Beneficial Owner
of a Receipt or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary
provided that in connection with the issue
out of which such potential liability arises
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  No disclaimer of
liability under the Securities Act  is intended
by any provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY APPOINTMENT
OF SUCCESSOR CUSTODIAN.
            The Depositary may at any
time resign as Depositary by written notice of its election so to do delivered to the Company such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 30
days prior written notice of such removal to become effective upon the later of i the 30th day after delivery of the notice to the Depositary or ii the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so it may appoint a substitute or additional
Custodian.
20.AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges other than taxes and other governmental charges registration fees and cable telex or facsimile transmission costs delivery costs or other such expenses or which shall otherwise prejudice any substantial existing right of Owners of Receipts shall however not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every
Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt or any interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
21.TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary at any time at
the direction of the Company shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to the Company and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination the Owner of a Receipt will upon a surrender of such Receipt at the Corporate Trust Office of the Depositary b payment of the fee of the Depositary for the surrender of Receipts referred to in Section
2.05 of the Deposit Agreement and c
payment of any applicable taxes or
governmental charges be entitled to delivery to him or upon his order of the amount of Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt. If any Receipts shall remain outstanding after the date of termination the Depositary thereafter shall discontinue the registration of transfers of Receipts shall suspend the distribution of dividends to the Owners thereof and shall not give any further notices or perform any further acts under the Deposit Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities shall sell rights and other property as provided in the Deposit
Agreement and shall continue to deliver
Deposited Securities together with any
dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Receipts surrendered to the Depositary after deducting in each case the fee of the Depositary for the surrender of a Receipt any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges. At any time after the expiration of one year from the date of termination the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale together with any other cash then held by it thereunder unsegregated and without liability for interest for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale the Depositary shall be discharged from all obligations under the Deposit Agreement except to account for such net proceeds and other cash after deducting in each case the fee of the Depositary for the surrender of a Receipt any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges.  Upon the
termination of the Deposit Agreement the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification charges and expenses.
22.ARBITRATION SUBMISSION TO
JURISDICTION.
            The Deposit Agreement
provides that any controversy claim or cause of action arising out of or relating to the Shares or other Deposited Securities the American Depositary Shares the Receipts or the Deposit Agreement or the breach thereof shall be finally settled by arbitration administered by the American Arbitration
Association in accordance with its
International Arbitration Rules.  The
arbitration award shall be in writing state the reasons for the award and be final and binding on the parties and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing in the event of any thirdparty litigation to which the Depositary is a party and to which the Company may properly be joined the Company may be so joined in any court in which such litigation is proceeding.
            The place of the arbitration
shall be The City of New York State of New
York United States of America and the
language of the arbitration shall be English.
            The number of arbitrators
shall be three each of whom shall be
disinterested in the dispute or controversy shall have no connection with any party thereto and shall be an attorney experienced in international securities transactions. If a dispute controversy or cause of action shall involve more than two parties the parties shall attempt to align themselves in two sides i.e. claimant and respondent each of which shall appoint one arbitrator as if there were only two parties to such dispute controversy or cause of action. If such alignment and appointment shall not have occurred within twenty 20 calendar days after the initiating party serves the arbitration demand the American Arbitration
Association shall appoint the three
arbitrators.  The parties and the American
Arbitration Association may appoint from among the nationals of any country whether or not a party is a national of that country.
            The arbitrators shall have no
authority to award punitive or other damages not measured by the prevailing partys actual damages.
            Any controversy claim or
cause of action arising out of or relating to the Shares or other Deposited Securities the American Depositary Shares the Receipts or the Deposit Agreement not subject to arbitration shall be litigated in the Federal or state courts in the Borough of Manhattan
The City of New York.  In the Deposit
Agreement the Company consents and
submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted.
            In the Deposit Agreement the
Company has i appointed CT Corporation
System 111 Eighth Avenue New York New
York 10011 in the State of New York as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities the American
Depositary Shares the Receipts or this
Agreement and ii agreed that service of
process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
23.WAIVER OF IMMUNITIES.
            To the extent that the
Company or any of its properties assets or revenues may have or may hereafter become entitled to or have attributed to it any right of immunity on the grounds of sovereignty or otherwise from any legal action suit or proceeding from the giving of any relief in any respect thereof from setoff or counterclaim from the jurisdiction of any court from service of process from attachment upon or prior to judgment from attachment in aid of execution or judgment or from execution of judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in any jurisdiction in which proceedings may at any time be commenced with respect to its obligations liabilities or any other matter under or arising out of or in connection with the Shares or Deposited
Securities the American Depositary Shares the Receipts or this Deposit Agreement the Company to the fullest extent permitted by law hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
24.LIMITATIONS ON HOLDINGS.
            Notwithstanding any other
provision of the Deposit Agreement to the contrary each Owner and Beneficial Owner agrees to be bound by and subject to and to comply with any limitations and rules on holdings of Shares provided under applicable laws and regulations of the Republic of Hungary and the articles of association or similar document of the Company to the same extent as if the American Depositary Shares of such Owner or Beneficial Owner were the Shares represented by such American Depositary
Shares.  Failure of an Owner or Beneficial
Owner to comply in a timely fashion with such laws or regulations or with such articles of association or similar document of the Company may in the Companys sole discretion result in the withholding of certain rights in respect of the American
Depositary Shares owned by such Owner or beneficially owned by such Beneficial
Owner including voting dividend liquidation or other shareholder rights provided that such Owner or Beneficial Owner may transfer any American Depositary Shares as to which such rights are withheld outside any Shareholder Group of which such Owner or Beneficial Owner is a member.
The Depositary agrees to use its reasonable efforts to comply to the extent practicable with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein as contemplated in the preceding sentence.
            Notwithstanding the inability
of any party to physically restrict a transfer of American Depositary Shares Owners and
Beneficial Owners agree to contractually abide by the Companys instructions. The
Company reserves the right to instruct
Owners to surrender their Receipts for
cancellation and withdrawal of the
Deposited Securities so as to permit the Company to deal directly with the Owner or Beneficial Owner thereof as an owner of Shares. The Company may also refuse to allow such Owner to redeposit such Shares into the depositary receipt facility. The
Depositary agrees to cooperate with the
Company in its efforts to inform Owners of the Companys exercise of its rights under this paragraph and agrees to consult with and provide reasonable assistance without risk or expense on the part of the Depositary to the Company on the manner or manners in which it may enforce such rights with respect to any Owner or Beneficial Owner.
            Additionally notwithstanding
any other provision of the Deposit
Agreement to the contrary the Depositary may to the extent practicable refuse to execute and deliver any Receipt to register the transfer of any Receipt or to make any distribution on or related to Shares represented by American Depositary Shares evidenced by such Receipt if the Depositary has been notified by the Company in writing that after giving effect to that delivery registration of transfer or distribution the Beneficial Owner of that Receipt or of those American Depositary Shares would own
American Depositary Shares other
depositary shares representing Shares or shares in the Company that together with any other American Depositary Shares other depositary shares representing Shares and any shares in the Company beneficially owned by any Shareholder Group of which such Beneficial Owner is a member would represent more than any percentage of the share capital of the Company excluding nonvoting preference shares if such shares are issued the beneficial ownership of which is restricted under applicable Hungarian laws and regulations or the articles of association or similar document of the Company. The other parties to the Deposit
Agreement acknowledge that the Company
has advised that as of the date of the Deposit
Agreement that percentage is 25 percent.
            Each Beneficial Owner when
requesting additional American Depositary
Shares shall declare to the Company
whether he or any Shareholder Group of
which such Beneficial Owner is a member
beneficially owns any percentage of the
shares in the Company the ownership of
which must be declared under applicable
Hungarian laws and regulations or the
articles of association or similar document of the Company. The other parties to the Deposit Agreement acknowledge that the
Company has advised that as of the date of the Deposit Agreement that percentage is two percent or more. The Depositary shall have no obligations with respect to such declaration.
            Each Holder and Beneficial
Owner agrees that no Beneficial Owner or Shareholder Group of which such Beneficial
Owner is member shall exercise more than any percentage of the voting rights of the Company the exercise of which except by the Hungarian State and the Hungarian
Privatization and Asset Holding Company
and any similar entity as provided by 10.1.1 of the Companys articles of association is restricted under applicable Hungarian laws and regulations or the articles of association or similar document of the Company. The other parties to the Deposit Agreement acknowledge that the Company has advised that as of the date of the Deposit Agreement that percentage is ten percent.
25.DISCLOSURE OF INTERESTS.
            Each Owner and Beneficial
Owner who as a result of the acquisition of American Depositary Shares by such Owner or Beneficial Owner beneficially owns
American Depositary Shares other
depositary shares representing Shares or shares in the Company that together and together with any other American
Depositary Shares other depositary shares representing Shares and shares in the Company beneficially owned by any
Shareholder Group of which such Owner or Beneficial Owner is a member would represent more than any applicable limit imposed from time to time on beneficial owners of Shares by Hungarian laws and regulations or the Companys articles of association or similar document on ownership of the share capital of the Company excluding nonvoting preference shares if such shares are issued may no longer hold any Receipts through a nominee and must request that the Depositary register such persons Receipts in the name of such person as the Owner on the books of the Depositary maintained for that purpose. The other parties to the Deposit Agreement acknowledge that the Company has advised that as of the date of the Deposit Agreement an applicable limit is two percent. The
Depositary shall furnish the Company as
promptly as practicable the name address and holding of American Depositary Shares of any person who has made such a request to the extent the Depositary has been provided with such information.

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1